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                                    EXHIBIT 5


June 19, 2000


Unit Corporation
1000 Kensington Tower
7130 South Lewis
Tulsa, Oklahoma 74136

                                    Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     I have acted as counsel to Unit Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of Common Stock, $.20 par value (the "Shares"), of the Company subject to issuance by the Company upon exercise of options granted under the Unit Corporation Amended and Restated Stock Option Plan (the "Plan").

     I have examined the originals or certified copies of such corporate records, certificates of officers of the Company and public officials and such other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinions set forth below. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as conformed or photo static copies and the authenticity of the originals of such copies.

     Based on the foregoing and in reliance thereon, I am of the opinion that
(i) the issuance by the Company of the Shares has been duly authorized and (ii) when issued in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable.

     I am admitted to practice in Oklahoma. I am not admitted to practice in Delaware. However, I am generally familiar with the Delaware General Corporation Law as presently in effect (the "DGCL") and the reported decisions thereunder and have made such investigation thereof as I consider necessary for the purposes of this opinion. This opinion letter is limited to the DGCL, currently existing case law and the facts as they presently exist. I express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

     I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Mark E. Schell